EXHIBIT 99.2
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                         [LOGO - WYNDHAM INTERNATIONAL]


           ANALYST & MEDIA INQUIRIES:
           Darcie M. Brossart                         John Ford
           Wyndham International, Inc.                The Blackstone Group
           214-863-1335                               212-583-5559


                     WYNDHAM INTERNATIONAL, INC. ANNOUNCES
                AGREEMENT TO BE ACQUIRED BY THE BLACKSTONE GROUP
               FOR $1.15 PER SHARE OR APPROXIMATELY $3.24 BILLION


         DALLAS (June 14, 2005) - Wyndham International, Inc. (AMEX:WBR) announced today that it has entered into a definitive Merger Agreement to be acquired by an affiliate of The Blackstone Group in a transaction valued at $3.24 billion.

         Under the terms of the Merger Agreement, Blackstone will acquire all of the outstanding Common Stock of Wyndham for $1.15 per share in cash. The board of directors of Wyndham unanimously approved the Merger Agreement and recommended approval by its shareholders.

         Fred J. Kleisner, Wyndham's chairman, president and chief executive officer, said "Wyndham has followed a strategic approach to: simplify our corporate structure, refinance our debt and sell all non-strategic assets. We have created a stream-lined organization centered around 32 high quality owned and leased hotels and destination resorts plus the world's pre-eminent spa, the Golden Door. All of this has made Wyndham a much desired and sought after company in today's real estate market. In that regard, we are pleased to have signed a merger agreement with Blackstone."

         Jonathan D. Gray, senior managing director of The Blackstone Group, said "We are excited to acquire Wyndham International with its terrific collection of employees, properties and brands. We look forward to working with Wyndham's franchisees, owners and partners."

         The completion of the Merger Agreement is subject to various customary closing conditions, including the approval of Wyndham's stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act. Completion of the Merger


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Agreement is not subject to the receipt of financing by Blackstone. The closing of the Merger Agreement is expected to occur during the fourth quarter of 2005.

         Wyndham previously announced the entry into a definitive
Recapitalization Agreement with certain investors of Wyndham's Series B Preferred Stock in which all outstanding shares of Series A and Series B Preferred Stock would be converted into common stock. Under the terms of the Merger Agreement, the holders of shares of Preferred Stock will receive $72.17 per share in cash, subject to potential adjustment to reflect additional shares that may be issued as dividends after June 30, 2005.

         Bear, Stearns & Co. Inc. acted as financial advisor to Wyndham in connection with the strategic review and this transaction. J.P. Morgan Securities Inc. provided a fairness opinion in connection with this transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Wyndham. Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.

ABOUT WYNDHAM INTERNATIONAL, INC.
---------------------------------
Based in Dallas, Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations. Wyndham owns, leases, manages and franchises hotels and resorts in the U.S., Canada, Mexico, the Caribbean and Europe, and guarantees that the best rates for its properties will be found on its proprietary Web site. For more information or to make a reservation, visit www.wyndham.com or call 800-WYNDHAM. Wyndham is a founding member of the Global Hotel Alliance (www.globalhotelalliance.com), a worldwide union of hospitality companies that provides guests with unique, personalized guest services.

ABOUT THE BLACKSTONE GROUP
--------------------------
The Blackstone Group, a private investment firm with offices in New York, Boston, Atlanta, London, Hamburg and Paris was founded in 1985. Blackstone's Real Estate Group has raised five funds, representing over $6 billion in total equity, and has a long track record of investing in hotels and other commercial properties. In addition to Real Estate, The Blackstone Group's core businesses include Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory. The Blackstone Group can be accessed on the Internet at http://www.Blackstone.com.

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WYNDHAM'S "SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995
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Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking


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Wyndham International to be Acquired by The Blackstone Group for $1.15 Per Share
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statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham's ability to effect sales of assets on favorable terms and conditions; Wyndham's ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; travelers' fears of exposure to contagious diseases; the impact of terrorist activity or war, threats of terrorist activity or war and responses thereto on the economy in general and the travel and hotel industries in particular; risks associated with debt financing; and other risks and uncertainties set forth in the Company's annual, quarterly and current reports, and proxy statements. We may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2004, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

This communication is being made in respect of the proposed merger transaction involving Wyndham and Blackstone. In connection with the proposed transaction, Wyndham currently has on file a registration statement on form S-4 containing a proxy statement/prospectus, filed on May 2, 2005. Wyndham will prepare an amendment to that registration statement and the proxy statement/prospectus for the shareholders of Wyndham describing the merger transaction. Wyndham will be filing other documents with the SEC as well. Before making any voting or investment decision, investors are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to Wyndham's shareholders. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC's internet site (HTTP://WWW.SEC.GOV). The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Wyndham's website at wyndham.com.

Wyndham and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding Wyndham's directors and executive officers is set forth in Wyndham's proxy statements and annual reports on form 10-K, previously filed with the SEC, and the proxy statement/prospectus relating to the merger when it becomes available.